Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Current Report of PositiveID Corporation (the “Company”) on Form 8-K of our report dated January 23, 2012, with respect to our audits of the consolidated financial statements of the Company as of December 31, 2010 and 2009 and for the years then ended, which includes an explanatory paragraph regarding the restatement of the financial statements for the presentation of the Company’s ID Security segment as a discontinued operation.

We also consent to the incorporation by reference in the Registration Statements of the Company on Form S-8 (Nos. 333-142671, 333-145445, 333-157369, 333-163066, 333-170958 and 333-176716), in Post Effective Amendment No. 1 on Form S-8 to the Registration Statement on Form S-4 (No. 333-161991) and the Registration Statements on Form S-3 (Nos. 333-157696, 333-158625, 333-165849, 333-165850, 333-166359, 333-168085 and 333-176424) of our audit report included herein.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements on Form S-3 and Form S-4.

/s/ EisnerAmper LLP

New York, New York
January 25, 2012